Consent of Independent Registered Public Accounting Firm

CampusU, Inc. and Subsidiary
Leesburg, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 14, 2007, except for Note 14 as to which the date is ______, relating to the consolidated financial statements of CampusU, Inc. and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Bethesda, Maryland
June 25, 2007